Exhibit 99.1

TherapeuticsMD Settles U.S. Patent Litigation with Amneal for BIJUVA® (Estradiol and Progesterone) — Allowing for a May 25, 2032 Generic Entry Date

BOCA RATON, FL -- BUSINESS WIRE —December 8, 2021 -- TherapeuticsMD, Inc. (NASDAQ: TXMD), an innovative, leading women’s healthcare company, today announced the settlement of the previously disclosed U.S. patent litigation for BIJUVA® with Amneal Pharmaceuticals, Inc., Amneal Pharmaceuticals, LLC, and Amneal Pharmaceuticals of New York LLC (collectively “Amneal”).

As part of the settlement, TherapeuticsMD granted to Amneal a license to commercialize Amneal’s generic version of BIJUVA (1 mg estradiol and 100 mg progesterone) in the United States, commencing on May 25, 2032, or earlier under certain circumstances customary for settlement agreements of this nature. The last of TherapeuticsMD’s BIJUVA patents listed in the Food and Drug Administration’s Approved Drug Products with Therapeutic Equivalence Evaluation (“Orange Book”) currently expire on November 21, 2032. According to Rob Finizio, Chief Executive Officer for TherapeuticsMD, “This settlement of only 180 days off of the life of our patents reflects the strength of the patent estate we have built for BIJUVA.”

The litigation, which has been pending in the U.S. District Court for the District of New Jersey since 2020, resulted from the submission by Amneal of an Abbreviated New Drug Application to the U.S. Food and Drug Administration seeking approval to market a generic version of BIJUVA before the November 21, 2032 patent expiration date listed in the Orange Book. As part of the settlement, the parties will file a consent judgment with the U.S. District Court for the District of New Jersey that enjoins Amneal from marketing a generic version of BIJUVA (1 mg estradiol and 100 mg progesterone) before the expiration of the patents-in-suit, except as provided for in the settlement and license.

About TherapeuticsMD, Inc.

TherapeuticsMD, Inc. is an innovative, leading healthcare company, focused on developing and commercializing novel products exclusively for women. Our products are designed to address the unique changes and challenges women experience through the various stages of their lives with a therapeutic focus in family planning, reproductive health, and menopause management. The company is committed to advancing the health of women and championing awareness of their healthcare issues. To learn more about TherapeuticsMD, please visit therapeuticsmd.com or follow us on Twitter: @TherapeuticsMD and on Facebook: TherapeuticsMD.

Forward-Looking Statements

This press release by TherapeuticsMD, Inc. may contain forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to TherapeuticsMD’s objectives, plans and strategies as well as statements, other than historical facts, that address activities, events or developments that the company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as "believes," "hopes," "may,"

"anticipates," "should," "intends," "plans," "will," "expects," "estimates," "projects," "positioned," "strategy" and similar expressions and are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this press release are made as of the date of this press release, and the company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of the company’s control. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled "Risk Factors" in the company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, and include the following: the effects of the COVID-19 pandemic; the company’s ability to maintain or increase sales of its products; the company’s ability to develop and commercialize IMVEXXY®, ANNOVERA®, and BIJUVA® and obtain additional financing necessary therefor; whether the company will be able to comply with the covenants and conditions under its term loan facility; whether the company will be able to successfully divest, or obtain an investment in, its vitaCare business and how the proceeds that may be generated by any such divestiture or investment will be utilized; the effects of supply chain issues on the supply of the company’s products; the potential of adverse side effects or other safety risks that could adversely affect the commercialization of the company’s current or future approved products or preclude the approval of the company’s future drug candidates; whether the FDA will approve the lower dose of BIJUVA and the manufacturing specification changes for ANNOVERA; the company’s ability to protect its intellectual property, including with respect to the Paragraph IV notice letters the company received regarding IMVEXXY and BIJUVA and the corresponding settlement regarding BIJUVA; the length, cost and uncertain results of future clinical trials; the company’s reliance on third parties to conduct its manufacturing, research and development and clinical trials; the ability of the company’s licensees to commercialize and distribute the company’s products; the availability of reimbursement from government authorities and health insurance companies for the company’s products; the impact of product liability lawsuits; the influence of extensive and costly government regulation; the impact of leadership transitions; the volatility of the trading price of the company’s common stock and the concentration of power in its stock ownership.

Contact:

Lisa M. Wilson

In-Site Communications, Inc.

212-452-2793

lwilson@insitecony.com